Exhibit 99.4
UNITED STATES OF AMERICA
Before the
SECURITIES AND EXCHANGE COMMISSION

SECURITIES EXCHANGE ACT OF 1934
Release No.

ACCOUNTING AND AUDITING ENFORCEMENT
Release No.

ADMINISTRATIVE PROCEEDING
File No.

In the Matter of RTX CORPORATION Respondent.	ORDER INSTITUTING CEASE-AND- DESIST PROCEEDINGS PURSUANT TO SECTION 21C OF THE SECURITIES EXCHANGE ACT OF 1934, MAKING FINDINGS, AND IMPOSING A CEASE- AND-DESIST ORDER

I.

The Securities and Exchange Commission (“Commission”) deems it appropriate that cease-and-desist proceedings be, and hereby are, instituted pursuant to Section 21C of the Securities Exchange Act of 1934 (“Exchange Act”), against RTX Corporation. (“RTX” or “Respondent”).

II.
In anticipation of the institution of these proceedings, Respondent has submitted an Offer of Settlement (the “Offer”) which the Commission has determined to accept. Solely for the purpose of these proceedings and any other proceedings brought by or on behalf of the Commission, or to which the Commission is a party, Respondent admits the Commission’s jurisdiction over Respondent and the subject matter of these proceedings, and consents to the entry of this Order Instituting Cease-and-Desist Proceedings Pursuant to Section 21C of the Securities Exchange Act of 1934, Making Findings, and Imposing a Cease-and-Desist Order (“Order”), as set forth below.

III.

On the basis of this Order and Respondent’s Offer, the Commission finds1 that:
SUMMARY

1.This matter concerns violations of the anti-bribery, books and records, and internal accounting controls provisions of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) by RTX Corporation, formed after a merger and name change involving Raytheon Company and Raytheon Technologies Corp. (collectively “Raytheon”). Raytheon Company was a Massachusetts-headquartered company that provided aerospace and defense systems for military, and government customers worldwide. From approximately 2011 through 2017, Raytheon Company paid bribes of nearly $2 million to Qatari military and other foreign officials through sham subcontracts with a supplier to obtain Qatari military defense contracts. From the early 2000s into 2020, it paid over $30 million to a Qatari agent who was a relative of the Qatari Emir and a member of the Council of the Ruling Family, in connection with additional defense contracts, under circumstances that created a significant anticorruption risk, leading to inaccurate records, and a wholesale breakdown of the company’s due diligence process and internal accounting controls at Raytheon Company and later Raytheon Technologies. The agent, who had no prior background in military defense contracting and provided very little support for work performed, was allowed to operate in a covert manner, and activity reports were ghost-written by a Raytheon employee until 2022.

2.Raytheon lacked adequate internal accounting controls related to its payments to agents and suppliers, and their books and records failed to accurately reflect, or contain reasonable detail supporting, such payments. Raytheon Company employees and agents utilized the means and instrumentalities of U.S. interstate commerce in furtherance of the bribe scheme, including bribes paid in U.S. dollars, communications occurring in the U.S. and through U.S. email accounts. As a result of this misconduct, Raytheon was unjustly enriched by approximately $37 million.

RESPONDENT

3.RTX Corporation (“RTX”) is incorporated in Delaware and has its principal offices in Arlington, Virginia. RTX is an aerospace and defense company that provides defense systems and services for military and government customers worldwide. On April 3, 2020, United Technologies Corp. (“UTC”) merged with Raytheon Company. Raytheon Company’s shares traded on the New York Stock Exchange under the ticker symbol “RTN.” As a result of the merger, Raytheon Company became a wholly owned subsidiary of UTC, which changed its name to Raytheon Technologies Corp. In July 2023, Raytheon Technologies Corp. changed its name to RTX Corporation. RTX Corporation employs approximately 180,000 people in more than 50 countries and offers services and products in approximately

1 The findings herein are made pursuant to Respondent’s Offer of Settlement and are not binding on any other person or entity in this or any other proceeding.

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180 countries worldwide. RTX Corporation reported revenue of $68.9 billion and net income of $3.19 billion for the period ending on December 31, 2023. RTX has a class of securities registered under Section 12(b) of the Exchange Act, and its shares trade on the New York Stock Exchange under the ticker symbol “RTX.”

OTHER RELEVANT ENTITIES AND INDIVIDUALS

4.Joint Venture (“JV”) was a joint venture formed in 2000 between Raytheon Company and a French company, each owning 50% of the joint venture. The JV was controlled by and reported into Raytheon. The JV was based in Fullerton, California and subcontracted with a Qatari supplier to perform sham defense studies to funnel illicit payments to foreign officials to win contracts with the Qatari Emiri Air Force(“QEAF”). In 2016, the JV was restructured and became a wholly owned subsidiary of Raytheon.

5.GCC HAT The “GCC” is Cooperation Council for the Arab States of the Gulf and is comprised of the following six member states: Bahrain, Kuwait, Oman, Qatar, Saudi Arabia, and the United Arab Emirates. In 1998, the GCC contracted with a company later acquired by Raytheon for an air defense system called Hizam Al-Taawun, also known as “HAT.” The contracts at issue are referred to as the “GCC HAT” contracts.

6.Supplier A is a Doha, Qatar, based company that was established in May 2012. Between 2012 and 2017, Raytheon employees and Supplier A devised a scheme to funnel bribe payments to Qatari military officials by entering into two sham supplier contracts for defense studies. A Qatari royal family member and two QEAF military officials had an interest in Supplier A, and the military officials and a director of Supplier A (“Supplier A Executive”) managed the company. Supplier A has two wholly owned subsidiaries.

7.Qatari Royal Family Member is the majority owner of Supplier A and an immediate family member of the current Emir of Qatar.

8.Qatari Military Official A was a high-level general with the QEAF, close associate of Qatari Royal Family Member, and the Qatar GCC HAT chairman and program director of procurement. During the relevant period, Qatari Military Official A held dual roles as both a principal and board member of Supplier A and a member of the Qatari military.

9.Qatari Military Official B was shareholder and board member of Supplier A, and an officer in the QEAF for GCC HAT. Qatari Military Official B served as the Qatari Royal Family Member’s representative in both government and commercial matters.

10.Qatari Agent Company is a limited liability company registered in Doha, Qatar. Qatari Agent Company served as an international representative for Raytheon in connection with sales of systems and equipment to the Qatari military. Qatari Agent Company was owned and controlled by Qatari Agent, a Royal Family member.

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11.Qatari Agent is the chairman and majority owner of Qatari Agent Company. Qatari Agent is a cousin of the Qatari Emir, at times advised the Emir on financial matters, and was a member of the Qatari Council of the Ruling Family. Formerly, Qatari Agent was the chairman of a major bank in Qatar.

FACTS
Background

12.In the early 2000s, Qatar started dramatically increasing its military capabilities, especially after the 2013 transfer of the monarchy to Emir Tamim bin Hamad Al Thani. Given Qatar’s large defense budget and desire for modern defense products, Raytheon, along with other defense manufacturers, actively pursued defense contracts with the Qatar Armed Forces.

13.Raytheon increased its business in Qatar primarily through two business lines: the Integrated Defense Systems (IDS) business in Tewksbury, Massachusetts, and the JV business in Fullerton, California. As part of their efforts, Raytheon employees, suppliers, and third-party agents engaged in various bribe schemes to obtain lucrative contracts to sell defense systems and capabilities to the Qatari military.

14.Despite numerous known red flags of corruption in its operations and a lack of sufficient controls that were known since the early 2000s, Raytheon failed to take prompt corrective action. As a result, managers and employees were unchecked as they made or agreed to make improper payments through a variety of schemes to funnel bribes to foreign officials through third-party suppliers, including using sham supplier contracts, and falsifying and destroying documents to obtain or retain business. Additionally, they paid millions in unsupported and poorly documented payments to a wholly unqualified third-party agent, in connection with the award of defense contracts.

Sham Supplier Subcontracts

15.From 2012 to 2017, Raytheon entered into two sham supplier agreements with Supplier A to funnel nearly $2 million in bribes to a Qatari Royal Family Member and two QEAF officials to assist Raytheon in winning four contracts with a value of at least $90 million. Supplier A executive, along with several Raytheon managers and employees, carried out the scheme. Raytheon was unsuccessful in its attempts to obtain one additional contract due to the Qatari military’s restructuring of its defense program and the retirement of one of the bribed Qatari military officials.

Bribes to Obtain GCC HAT Contract Additions 20-22

16.Starting in at least 2011, Raytheon employees, including two senior managers in the U.S., agreed to funnel payments to supplier companies owned by Qatari Military Officials A and B and Qatari Royal Family Member to assist Raytheon in obtaining three contracts referred to as the “HAT III” contracts, which were the HAT Additions 20, 21 and 22. The improper payments were disguised as payments for what were sham defense studies.

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17.Raytheon knew Qatari Military Official A was very influential over GCC HAT contract awards and controlled certain payments. They also knew that Qatari Military Officials A and B, as well as the Qatari Royal Family Member, were influential in winning military business.

18.For example, Raytheon employees discussed the GCC HAT committee ambivalence in moving forward with the Additions 20 and 22 contract awards and stated that Qatari Military Official A:

was the main person in the GCC … to bring the chiefs of staff approvals to HAT addition 20. He is the one who made all the briefings and behind the scenes lobbying from the director ops levels to the J3s level to the COSs level.

Regarding HAT 22, Raytheon employees stated that Qatari Military Official A:

is putting utmost effort to secure addition 22 …Yesterday he re-convinced the AOC commander and the QEAF director of operation with the benefits of Addition 22 will bring to the QEAF. There is big support to go forward with 22 in the coming week.

19.In another example, in 2014, Raytheon employees, including business development managers, when discussing influence maps for Saudia Arabia, United Arab Emirates and Qatar, noted that Qatari Military Official A “should be on the Qatar chart; … [Qatari Military Official A] has brought hundreds of millions of dollars of contracts Raytheon’s way, and my understanding is he is now head of procurement for the QEAF.”

20.Likewise, in 2014, Raytheon managers, who were assessing the value of Supplier A for future contracts, asked what Supplier A “brings to the table.” The first bullet point in the response was “royal connection.”

21.To carry out the bribery schemes, Qatari Military Official A told Raytheon to use a Qatari supplier in which the official had ownership for the studies subcontract. Raytheon employees and Qatari Military Official A prepared and submitted a preliminary version of the sham studies subcontract for Raytheon approval. However, they determined the sham supplier was so obviously unqualified for the job that it wouldn’t pass scrutiny during the initial due diligence screening. Shortly afterward, another supplier, Supplier A, was formed and registered as a Qatari company to serve as the supplier for the sham defense studies. Qatari Military Official A put a Supplier A executive in position to interface with Raytheon employees to carry out the bribery schemes. Raytheon employees were aware that both Qatari Military Officials A and B were principals and board members of Supplier A, and Qatari Royal Family Member was the majority owner.

22.Raytheon employees and Qatari Military Official A negotiated an amendment to Addition 22 to include a provision to fund the sham defense studies. Raytheon employees previously had attempted to engage Supplier A as its Qatari country representative. However, country representative agreements were subject to more extensive due diligence, so they

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recharacterized the agreement as a supplier engagement. Supplier A was a newly formed company with little to no commercial experience and no technical expertise. To get Supplier A approved as a supplier, Raytheon employees directed Supplier A to insert false and misleading information about Supplier A’s work history, employees, financials, and defense expertise in the Raytheon diligence paperwork. Despite red flags raised by switching Supplier A from a country representative agreement to a supplier agreement, and the recent formation of Supplier A, Supplier A was approved as its supplier for the defense studies.

23.In 2013 and 2014, Raytheon employees met with Qatari Military Officials A and B as part of a QEAF delegation related to GCC HAT meetings in Fullerton, California. During that same period, the company’s due diligence process revealed that one of the Supplier A company shareholders was Qatari Military Official B. However, no action was taken to resolve the issue, and Raytheon continued to work with Supplier A.

24.Raytheon employees communicated with Qatari Military Officials A and B using their U.S. based personal computers and mobile devices, personal email, and other off-channel communications in violation of Raytheon’s policies.

25.In February 2014, Raytheon awarded Supplier A the first of the two subcontracts for the defense studies. According to the subcontract, Supplier A was to draft defense studies in Arabic and deliver them to the GCC HAT director for Qatar, who was Qatari Military Official A.

26.At the direction of Qatari Military Official A, Raytheon employees and managers agreed to draft the defense studies called for under the subcontract. A Raytheon technical director drafted three defense studies in Arabic and passed them off as studies conducted by Supplier A, using his Raytheon computer in the U.S. Numerous red flags of the bribery were present, including the fact that the studies were substantially similar to studies outlined and drafted by the employee a year before Raytheon entered into the sham contract with Supplier A. The technical director and a Raytheon program manager also falsely certified that Subcontractor A had completed milestones in accordance with the terms of the subcontract to justify payments to Supplier A, including providing study outlines and drafts to Raytheon for review. Despite paying nearly $975,000 for the studies, Raytheon did not retain a copy of the studies. In fact, Raytheon employees did not review the studies because they were written in Arabic, and only the employee who drafted the studies was fluent. Between May and September 2014, Raytheon falsely recorded the payments to Supplier A for the sham defense studies as legitimate subcontractor services.

Bribes Related to Addition 23

27.Raytheon also used sham defense studies to funnel bribes to obtain Addition 23. Qatari Military Official A informed Raytheon that the award of Addition 23 was contingent on Raytheon giving Supplier A’s subsidiary a subcontract for what would be sham defense studies. To conceal his involvement with Supplier A and its subsidiary, Qatari Military Official A instructed Supplier A executive to create an alias email account for

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communicating with Raytheon employees about the bribe scheme. Raytheon employees, including senior managers, were aware that Qatari Military Official A was using an alias email account to communicate with them. In March 2013, at the instruction of Qatari Military Official A, Raytheon added the studies provision to Addition 23, which would be drafted by the same employee as the other sham studies.

28.Despite Raytheon’s due diligence revealing that Supplier A’s subsidiary was not fully operational, in March 2016, Raytheon awarded Supplier A’s subsidiary a subcontract for the defense studies. As before, a Raytheon employee wrote the studies, Raytheon did not retain a copy, and no other employees reviewed the studies. Between January and November 2017, Raytheon paid Supplier A’s subsidiary $950,000 for the sham defense studies and falsely recorded them as legitimate sub-contractor services.

Bribe Scheme Related to the Falcon Project

29.Raytheon employees knew that Qatari Military Official A was an advisor to the Falcon project and attempted to use his influence to win the award by funneling money through Supplier A’s subsidiary. Rather than again using sham defense studies, they attempted to enter into a partnering agreement with Supplier A’s subsidiary. Raytheon employees described partnering with Supplier A’s subsidiary on the Falcon project as “key to an award” and bringing a “royal connection” to the table for Raytheon’s pursuit of the project. In 2016, Raytheon approved the partnering agreement, and the employees immediately informed Qatari Military Officials A and B. However, in early 2017, the Qatari military terminated the project for budget reasons. Raytheon’s controls failed to detect or prevent the attempted bribery scheme.

Qatari Third-Party Agent Background

30.Raytheon had long sought to win military defense contracts in Qatar. However, the process was challenging, given the Qatari military procurement process was opaque. When Raytheon retained Qatari Agent as its representative in Qatar, his royal ties and lack of military defense contracting experience were known. Despite due diligence that revealed red flags of heightened corruption risks, Qatari Agent was engaged on a success fee basis through his Company. Over time, Raytheon personnel learned of additional red flags associated with Qatari Agent that Raytheon failed to address. As one compliance employee stated regarding Qatari Agent, “We have always had some ‘red flags’ that we basically accepted to live with.”

31.The success-fee arrangement provided for vague services, and Qatari Agent’s primary obligation was to exercise “best efforts” to help Raytheon establish relationships and good will with the Qatari military. Qatari Agent was not willing or able to assist Raytheon personnel with the few substantive tasks that were itemized in the agreements. Neither the agreements nor Raytheon’s policies required Qatari Agent to submit invoices in order to get paid; rather, the award of a contract to Raytheon and the receipt of payments from Qatar triggered Raytheon’s payment of commissions to Qatari Agent. Until at least 2019, Raytheon

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did not require the Qatari Agent to report its activities on behalf of Raytheon as a condition for payment, and thus Raytheon did not know what Qatari Agent did as its representative in Qatar to help Raytheon win billions in military contracts, or what he did with the millions paid to him. While numerous Raytheon employees raised concerns regarding red flags of high corruption risk, they were overruled by management, who allowed the contracts with Qatari Agent to be extended.

32.Raytheon employees believed that the Qatari Agent was able to represent Raytheon only as a result of an exception granted by the Emir to a prohibition on companies using sales representatives to assist them in military procurements. No efforts were made by Raytheon to determine whether Qatari Agent engaged in corruption to obtain the exception. Raytheon also simply referred to Qatari Agent in some agreements as a “service provider” instead of representative, but the substance of the relationship did not change.

Raytheon Paid Qatari Agent Millions to Win Military Contracts

33.Between February 2007 and April 2020, Raytheon paid over $30 million to Qatari Agent as part of its efforts to sell its Patriot Missile system and other military defense systems to the Qatari military. Working with Qatari Agent, Raytheon was awarded billions in defense contracts. Qatari Agent was a relative of the Qatari Emir and for some period a member of the Council of the Ruling Family, and he had no prior background in military defense contracting. Time and time again, managers and employees raised concerns over red flags of corruption regarding the agent. Yet, the relationship with the agent, who provided very little support for work performed, continued unchecked.

34.Due diligence on the agent was insufficient, and indicia of corruption were ignored. For years, the company relied on a poorly drafted two-page opinion that Qatari Agent was not a government official, despite the agent being a royal family member and a member of the Council of the Ruling Family, who at times advised the Emir on finances before he became Emir. Contracts with the agent were entered into and extended several times despite known significant corruption risk.

35.Raytheon’s written policies and procedures regarding agents were overlooked and, at times, circumvented, to allow Qatari Agent to work on the company’s behalf. For example, when the company finally required that Qatari Agent provide documentation of work performed, a company employee, with the knowledge of others, ghost-wrote the agent’s reports.

36.Despite the lack of or inadequate documentation of services performed by Qatari Agent, and numerous employees expressing concern about continuing to work with the agent due to the corruption risks, Raytheon paid over $30 million to Qatari Agent. Payments continued to Qatari Agent even after the Commission staff raised questions about the company’s business practices and corruption in Qatar. In an effort to exit the relationship quickly, Raytheon paid the agent a record $17 million in March and April 2020. Despite the staff’s investigation, Raytheon did not disclose to Commission staff the known corruption concerns and amounts paid to the Qatari Agent. They were not revealed until new management became aware

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following the merger that created RTX and they determined to cooperate fully with the staff’s investigation.

Raytheon Failed to Obtain Proof of Services Provided

37.From 2012 until 2022, the Raytheon Country Manager for Qatar (“Country Manager”) was considered Qatari Agent’s handler, controlling all access to Qatari Agent by other Raytheon employees. When Raytheon employees asked to speak with Qatari Agent, they were often told that Qatari Agent was too important or busy to speak with them or provide the requested service or information. In addition, Country Manager helped postpone deadlines for Qatari Agent submissions that were required by Raytheon’s compliance and due diligence program, to the point that the periodic refreshes of Qatari Agent’s due diligence were chronically late, and the company’s information about Qatari Agent was frequently out of date by a year or more. Raytheon personnel understood that Raytheon’s senior leadership supported Country Manager, rendering him untouchable.

38.Raytheon personnel could not confirm what work Qatari Agent had done to help Raytheon win the contracts, and Raytheon failed to require Qatari Agent to report its activities. While Raytheon managers and employees were aware that Qatari Agent was interacting with Qatari officials on their behalf in connection with obtaining and retaining military contracts, they did not know the names or titles of the government officials Qatari Agent contacted on Raytheon’s behalf. Likewise, they did not know what transpired during those communications and meetings.

39.Qatari Agent was seemingly allowed to pick and choose what they were paid for and what services they were credited with performing. One example occurred when the manager of a project in Qatar asked Country Manager if Qatari Agent could help Raytheon obtain certain permits needed for the project. Country Manager told the project manager that it was beneath Qatari Agent to assist with permits and refused to contact him. When the permits were issued, however, Country Manager sent an email in which he extolled the efforts of Qatari Agent in assisting Raytheon obtain the permits.

40.Country Manager provided Qatari Agent with internal documents and non-public information to assist him with appearing to provide services and claim additional commissions from the company. The internal documents included talking points for Qatari Agent to use with Raytheon executives, draft messages from Raytheon senior managers to Qatari Agent to allow Qatari Agent to prepare a response, and even draft minutes of a meeting between Raytheon and Qatari Agent regarding a dispute over commissions. Country Manager’s sharing of information to help Qatari Agent create the appearance of providing services was known to others within Raytheon, yet they took no steps to stop the practice.

41.In addition, it was known that Country Manager ghost-wrote communications on behalf of Qatari Agent to send to Raytheon managers and executives. These included emails and WhatsApp messages about the progress of Raytheon pursuits and the burden on Qatari Agent of completing Raytheon due diligence forms. Moreover, beginning in 2019, when Raytheon

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instituted a requirement that representatives submit quarterly activity reports, Country Manager wrote all Qatari Agent’s activity reports. The reports were vague and lacked specific information about work performed. Raytheon managers and an attorney knew Country Manager authored the activity reports without authorization. The reports were a requirement for Qatari Agent to be paid. Despite knowledge the reports were ghost-written, Raytheon paid Qatari Agent and continued the relationship.

42.When Raytheon personnel attempted to obtain an adequate level of detail from Qatari Agent in the activity reports, Country Manager wrote a letter of complaint for Qatari Agent Company to send to a Raytheon executive. The executive then tasked Country Manager with drafting a response for him to send to Qatari Agent. A Raytheon attorney who was aware of the situation emailed, “Priceless since [Country Manager] probably wrote the letter from [Qatari Agent Company].” Thus, any attempt to gather information about what Qatari Agent was doing through the activity reports was a meaningless, check-the-box exercise that neither enhanced compliance efforts nor mitigated corruption risks.

Raytheon Made Unsupported Payments to Qatari Agent
43.The contracts that Raytheon sought in Qatar were high-value pursuits worth billions of dollars which increased the risks of the relationship with Qatari Agent. Raytheon senior executives focused only on the potential for unusually high revenue from military sales in Qatar, to the exclusion of meaningful compliance or internal accounting controls over payments to the Qatari Agent. They believed that keeping Qatari Agent happy was essential to obtaining that revenue, which resulted in special treatment of Qatari Agent. The tone at the top of Raytheon and the relevant business unit stressed keeping Qatari Agent on board at all costs, without regard to the numerous red flags of corruption and compliance concerns.

44.Over the course of its relationship with Qatari Agent, Raytheon credited it with assisting the company to obtain eight contracts valued at approximately $5.89 billion. From 2015 to 2020, Raytheon obtained five of the contracts, worth approximately $3.2 billion. Senior managers and executives believed that the relationship with Qatari Agent enabled the company to win the contracts. One stated that Qatari Agent “has access to both the Minister of Defense and the Emir. . . . I have witnessed it firsthand. It is what got the Patriot, [Ground Based Integrated Air and Missile Defense] and EWR going.”
45.The few executives who met with the Qatari Agent merely exchanged courtesies and discussed Raytheon business at a high level. They did not know what, if any, legitimate services Qatari Agent was providing in exchange for the millions being paid to him.

46.In one instance, the dependence of Raytheon executives on Qatari Agent led to Raytheon paying Qatari Agent commissions for contracts on which they ostensibly had not worked and which were not covered by any Qatari Agent agreement or appendix. Beginning in 2013, Qatari Agent demanded commission for Additions 22 and 23, which JV had won, even though the JV team reported that they had received no assistance from Qatari Agent. In fact, the JV team had utilized the sham defense studies corruption scheme to win those contracts.

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However, because Raytheon managers believed they needed Qatari Agent’s help to win the large Patriot contract, they acquiesced to Qatari Agent’s demand that he be paid a commission, since he was their country agent. In 2014 and 2017, Raytheon paid Qatari Agent commissions for GCC HAT Additions 22 and 23, even though Qatari Agent had provided no assistance for either addition.

47.Raytheon’s policies required periodic evaluations of Qatari Agent’s performance as a representative; however, the main factor used was whether Raytheon won business in Qatar. For example, one manager admitted in the evaluation form that he was not privy to and did not attend meetings and he had no knowledge of what Qatari Agent did to win the contracts. As a result, Raytheon’s evaluation forms were simply a check-the-box requirement.

48.Raytheon’s financial policies and procedures included caps on commissions to third parties, which the company raised or manipulated for Qatari Agent. Qatari Agent was one of Raytheon’s highest-paid representatives world-wide. To ensure that Qatari Agent continued to receive their unusually high compensation, Raytheon senior management raised the commission caps for Qatari Agent. In addition, they manipulated Qatari Agent’s existing contract appendices by adding pursuits in ways that allowed them to supersede internal policies concerning commission caps. Raytheon took these unusual steps to retain Qatari Agent’s support due to belief that Qatari Agent was essential to Raytheon’s success in Qatar.

49.In 2019 and 2020, when Qatari Agent submitted vague and inadequate activity reports, there were no meaningful consequences for Qatari Agent. Although one commission payment was delayed, Raytheon personnel were told that they were not to withhold commission payments or terminate appendices with Qatari Agent because they should not “rock the boat.” Qatari Agent was perceived to be essential to assisting Raytheon in obtaining payments for Patriot 2-Lot and NASAMS. The message was communicated from Raytheon senior executives, who emphasized profits over compliance. At Raytheon, winning contracts took priority over concerns of the legal and compliance functions. Thus, the company’s gatekeepers were not empowered to address compliance issues with Qatari Agent, exposing Raytheon to the risk of corruption.

50.As a result of weaknesses in Raytheon’s internal accounting controls surrounding intermediaries, Raytheon hired, paid, and increased commission rates for Qatari Agent despite elevated risks of bribery and without reasonable assurance that its payments compensated legitimate services. Between 2007 and 2020, Raytheon paid Qatari Agent over $30 million in commissions, and despite having the right to audit Qatari Agent, it never performed one.

51.Raytheon personnel signed off on the payments without knowledge or proof of the services that Qatari Agent provided. Some approvers stated that they never interacted with Qatari Agent, yet they or their subordinates approved the payment of commissions. At least one approver expressed the possibility that paying Qatari Agent could raise FCPA concerns. Several approvers simply relied on what Country Manager claimed Qatari Agent Company did. These signoffs represented the epitome of a paper program. Employees were required to

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check boxes, but they conducted no meaningful review of the services provided that supported the proposed payment.

52.The lack of effective compliance or internal accounting controls created an enhanced risk that the huge commission payments to Qatari Agent Company could be used to fund improper payments to foreign officials who were instrumental in awarding the military defense contracts. Raytheon also maintained inadequate books, records, and accounts concerning its payments to Qatari Agent Company, as they were unsupported by adequate documentation of legitimate services, and the company maintained inaccurate documents relating to Qatari Agent Company in its books and records. These failures occurred against a backdrop of senior management indifference to the heightened corruption risk in connection with Raytheon’s business in Qatar.

LEGAL STANDARDS AND VIOLATIONS

53.Under Section 21C(a) of the Exchange Act, the Commission may impose a cease-and-desist order upon any person who is violating, has violated, or is about to violate any provision of the Exchange Act or any rule or regulation thereunder, and upon any other person that is, was, or would be a cause of the violation, due to an act or omission the person knew or should have known would contribute to such violation.

Raytheon Violated Exchange Act Section 30A

54.The anti-bribery provisions of the FCPA, Section 30A of the Exchange Act, make it unlawful for any issuer with securities registered pursuant to Section 12 of the Exchange Act or which is required to file reports under Section 15(d) of the Exchange Act, or any officer, director, employee, or agent acting on its behalf, to make use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of the provision of or offer to provide anything of value, directly or indirectly, to foreign officials for the purpose of influencing their official decision-making, in order to assist in obtaining or retaining business. 15 U.S.C. § 78dd-1(a).

55.Raytheon Company engaged in the sham supplier scheme to make improper payments to foreign officials to obtain and retain Qatari military defense contracts. As a result of the conduct described above, Raytheon violated Exchange Act Section 30A.

Raytheon Violated Exchange Act Section 13(b)(2)(A)

56.The books and records provision of the FCPA, Section 13(b)(2)(A) of the Exchange Act, requires every issuer with a class of securities registered pursuant to Section 12 of the Exchange Act or which is required to file reports under Section 15(d) of the Exchange Act to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer. 15 U.S.C. § 78m(b)(2)(A).

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57.As a result of the conduct described above, Raytheon’s books and records inaccurately characterized payments to supplier subcontractors in Qatar that included portions intended for bribes as legitimate business expenses, and it lacked sufficient detail and support to record payments to the supplier subcontractors, and to the third-party agent, as legitimate commissions, and business expenses. Therefore, Raytheon violated Exchange Act Section 13(b)(2)(A).

Raytheon Violated Exchange Act Section 13(b)(2)(B)

58.Section 13(b)(2)(B) of the Exchange Act requires companies with a class of securities registered under Section 12 of the Exchange Act or which are required to file reports under Section 15(d) of the Exchange Act to devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (I) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (II) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. 15 U.S.C. § 78m(b)(2)(B).

59.As described above, Raytheon failed to implement a system of internal accounting controls sufficient to provide reasonable assurances that access to assets was permitted, and transactions were executed, only in accordance with management’s general or specific authorization. Specifically, Raytheon had insufficient internal accounting controls over vendor management and accounts payable to provide reasonable assurances that Raytheon was adhering to Raytheon’s anti-corruption policy and procedures before paying suppliers and agents, lacked sufficient internal accounting controls over the payments, and failed to address repeated financial controls deficiencies surrounding intermediaries. By this conduct, Raytheon violated Exchange Act Section 13(b)(2)(B).

DISGORGEMENT

60.The disgorgement and prejudgment interest ordered in section IV is consistent with equitable principles and does not exceed Respondent’s net profits from its violations, and allowing Respondent to retain such funds would be inconsistent with equitable principles. Therefore, in these circumstances, distributing disgorged funds to the U.S. Treasury is the most equitable alternative. The disgorgement and prejudgment interest ordered in section IV shall be transferred to the general fund of the U.S. Treasury, subject to Section 21F(g)(3) of the Exchange Act.

COOPERATION AND REMEDIATION

61.After a period of uncooperativeness and following the merger, Raytheon provided significant cooperation under new management, who also hired new outside counsel. New management

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undertook an internal investigation of the Qatari Agent conduct and reexamined prior work done related to Supplier A. From this point, the company timely produced key documents, provided facts developed in its internal investigation, translated key documents, and made numerous employees, including former employees and employees located abroad, available to speak to Commission staff.

62.New management also took steps to remediate, including terminating employees involved in the misconduct, some of which were still working with the company despite their known roles in the misconduct. Its remediation included revamping its anti-corruption policies, enhancing internal accounting controls over the retention, payment, and oversight of third parties, improving its anticorruption risk assessments, and expanding its compliance staff. These remedial actions were taken following the merger, and elements of the new program are untested, while continued efforts are underway to make additional enhancements.

UNDERTAKINGS

63.Respondent undertakes to engage an Independent Compliance Monitor pursuant to the provisions set forth in Attachment A of the Order.

64.For the period of engagement and for a period of two years from completion of the engagement, Respondent shall not (i) retain the independent monitor for any other professional services outside of the services described in this Order; (ii) enter into any other professional relationship with the independent monitor, including any employment, consultant, attorney- client, auditing or other professional relationship; or (iii) enter, without prior written consent of the Commission staff, into any such professional relationship with any of the independent monitor’s present or former affiliates, employers, directors, officers, employees, or agents acting in their capacity as such.

65.The reports by the independent monitor will likely include confidential financial, proprietary, competitive business or commercial information. Public disclosure of the reports could discourage cooperation, impede pending or potential government investigations, or undermine the objectives of the reporting requirement. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except (1) pursuant to court order, (2) as agreed to by the parties in writing, (3) to the extent that the Commission determines in its sole discretion that disclosure would be in furtherance of the Commission’s discharge of its duties and responsibilities, or (4) is otherwise required by law.

66.Respondent undertakes to: Certify, in writing, compliance with the undertaking(s) set forth above. The certification shall identify the undertaking(s), provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The Commission staff may make reasonable requests for further evidence of compliance, and Respondent agrees to provide such evidence. The certification and supporting material shall be submitted to Tracy L. Price, Deputy Chief, FCPA Unit, Division of Enforcement, U.S. Securities and Exchange Commission, 100 F Street, N.E., Washington,

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D.C. 20549-5631B, with a copy to the Office of Chief Counsel of the Enforcement Division, no later than sixty (60) days from the date of the completion of the undertakings.

67.Respondent undertakes to do the following: In connection with this action and any related judicial or administrative proceeding or investigation commenced by the Commission or to which the Commission is a party, Respondent (i) agrees to appear and be interviewed by Commission staff at such times and places as the staff requests upon reasonable notice; (ii) will accept service by mail or facsimile transmission of notices or subpoenas issued by the Commission for documents or testimony at depositions, hearings, or trials, or in connection with any related investigation by Commission staff; (iii) appoints Respondent's undersigned attorney as agent to receive service of such notices and subpoenas; (iv) with respect to such notices and subpoenas, waives the territorial limits on service contained in Rule 45 of the Federal Rules of Civil Procedure and any applicable local rules, provided that the party requesting the testimony reimburses Respondent's travel, lodging, and subsistence expenses at the then-prevailing U.S. Government per diem rates; and (v) consents to personal jurisdiction over Respondent in any United States District Court for purposes of enforcing any such subpoena. In determining whether to accept the Offer, the Commission has considered the undertakings set forth in this paragraph.

CRIMINAL DEFERRED PROSECUTION AGREEMENT

68.Raytheon Company, currently a subsidiary of RTX, will enter into a three-year deferred prosecution agreement with the U.S. Department of Justice Criminal Division, Fraud Section, and the U.S. Attorney’s Office for the Eastern District of New York, in which it acknowledges responsibility for criminal conduct relating to certain findings in the Order. Specifically, Raytheon Company acknowledges responsibility for two violations of 18 U.S.C. § 371, conspiracy to violate the FCPA, 15 U.S.C. § 78dd-1, and conspiracy to violate the Arms Export Control Act, 22 U.S.C. § 2778. 2 Raytheon Company has agreed to pay a criminal fine of $230,400,000 and forfeiture of $36,696,068 in connection with the deferred prosecution agreement.

IV.

2 In total, Raytheon Company will enter into two, three-year deferred-prosecution agreements (“DPAs”) with the U.S. Department of Justice (“DOJ”). The first agreement is between Raytheon Company and the DOJ Criminal Fraud Section, National Security Division, and the U.S. Attorney’s office for the Eastern District of New York that acknowledges responsibility for one count of conspiracy to violate the FCPA, and one count of conspiracy to violate the Arms and Export Controls Act. The agreement includes a total criminal penalty of $289,000,918 of which $267,096,068 that relates to the FCPA penalty and forfeiture. The second DPA is with the DOJ’s Market Integrity and Major Frauds unit, and the U.S. Attorney’s Offices for Massachusetts that acknowledges responsibility for two counts of Major Fraud Against the U.S. in connection with fraud related to two Raytheon Company contracts. Raytheon Company will make an additional payment of $257,990,981 that relates to the criminal penalty and restitution as part of this second criminal resolution. Both resolutions require that Raytheon Company retain a three-year independent compliance monitor.

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In view of the foregoing, the Commission deems it appropriate to impose the sanctions agreed to in Respondent’s Offer.

Accordingly, it is hereby ORDERED that:

A.Pursuant to Section 21C of the Exchange Act, Respondent cease and desist from committing or causing any violations and any future violations of Sections 30A, 13(b)(2)(A), and 13(b)(2)(B) of the Exchange Act.

B.Respondent shall comply with Undertakings as enumerated in paragraphs 63 to 66 above.

C.Respondent shall, within fourteen days of the entry of this Order, pay disgorgement of $37,400,090, and prejudgment interest of $11,786,208, and a civil monetary penalty in the amount of $75,000,000, for a total of $124,186,298 to the Securities and Exchange Commission for transfer to the general fund of the United States Treasury, subject to Exchange Act Section 21F(g)(3). Respondent shall receive a civil penalty offset of $22,500,000 based on its payment to the Department of Justice. If timely payment is not made, additional interest shall accrue pursuant to SEC Rule of Practice 600 (in relation to disgorgement and prejudgment interest ordered) and 31 U.S.C. § 3717 (in relation to civil penalty ordered).

D.Payment must be made in one of the following ways:

(1)Respondent may transmit payment electronically to the Commission, which will provide detailed ACH transfer/Fedwire instructions upon request;

(2)Respondent may make direct payment from a bank account via Pay.gov through the SEC website at http://www.sec.gov/about/offices/ofm.htm; or

(3)Respondent may pay by certified check, bank cashier’s check, or United States postal money order, made payable to the Securities and Exchange Commission and hand-delivered or mailed to:

Enterprise Services Center
Accounts Receivable Branch HQ
Bldg., Room 181, AMZ-341
6500 South MacArthur Boulevard
Oklahoma City, OK 73169

Payments by check or money order must be accompanied by a cover letter identifying RTX Corporation as a Respondent in these proceedings, and the file number of these proceedings; a copy of the cover letter and check or money order must be sent to Tracy L. Price,

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Deputy Chief, FCPA Unit, Division of Enforcement, Securities and Exchange Commission, 100 F St., NE, Washington, DC 20549-5631B.

E.Amounts ordered to be paid as civil money penalties pursuant to this Order shall be treated as penalties paid to the government for all purposes, including all tax purposes. To preserve the deterrent effect of the civil penalty, Respondent agrees that in any Related Investor Action, it shall not argue that it is entitled to, nor shall it benefit by, offset or reduction of any award of compensatory damages by the amount of any part of Respondent’s payment of a civil penalty in this action (“Penalty Offset”). If the court in any Related Investor Action grants such a Penalty Offset, Respondent agrees that it shall, within 30 days after entry of a final order granting the Penalty Offset, notify the Commission’s counsel in this action, and pay the amount of the Penalty Offset to the Securities and Exchange Commission. Such a payment shall not be deemed an additional civil penalty and shall not be deemed to change the amount of the civil penalty imposed in this proceeding. For purposes of this paragraph, a “Related Investor Action” means a private damages action brought against Respondent by or on behalf of one or more investors based on substantially the same facts as alleged in the Order instituted by the Commission in this proceeding.

F.Respondent acknowledges that the Commission is not imposing a civil penalty in excess of $75,000,000 based upon its cooperation in a Commission investigation or related enforcement action. If at any time following the entry of the Order, the Division of Enforcement (“Division”) obtains information indicating that Respondent knowingly provided materially false or misleading information or materials to the Commission, or in a related proceeding, the Division may, at its sole discretion and with prior notice to the Respondent, petition the Commission to reopen this matter and seek an order directing that the Respondent pay an additional civil penalty. Respondent may contest by way of defense in any resulting administrative proceeding whether it knowingly provided materially false or misleading information, but may not: (1) contest the findings in the Order; or (2) assert any defense to liability or remedy, including, but not limited to, any statute of limitations defense.

By the Commission.

Vanessa A. Countryman
Secretary

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Attachment A

Independent Compliance Monitor

Retention of Monitor and Term of Engagement

1.RTX Corporation (“RTX” or “Company”) shall engage an independent compliance monitor (the “Monitor”) not unacceptable to the staff of the Commission within sixty (60) calendar days of the issuance of the Order. The Monitor shall have, at a minimum, the following qualifications: (i) demonstrated expertise with respect to the FCPA and other applicable anti-corruption laws, including experience counseling on FCPA issues; (ii) experience designing or reviewing corporate compliance policies, procedures, and internal accounting controls, including FCPA and anti-corruption policies and procedures; (iii) the ability to access and deploy resources as necessary to discharge the Monitor’s duties; and (iv) sufficient independence from the Company to ensure effective and impartial performance of the Monitor’s duties. The Commission staff may extend the Company’s time period to retain the Monitor, in its sole discretion. If the Monitor resigns or is otherwise unable to fulfill the obligations herein, the Company shall within forty-five (45) days retain a successor Monitor that has the same minimum qualifications as the original monitor and that is not unacceptable to the Commission staff.
2.The Company shall retain the Monitor for a period of not less than thirty-six (36) months, unless the Commission staff finds, in its sole discretion, that there exists a change in circumstances sufficient to eliminate the need for the Monitor, in which case the Monitorship may be terminated early (the “Term of the Monitorship”). The Term of the Monitorship can be extended as set forth in Paragraph 26, below. The Company shall provide the Commission staff with a copy of the agreement detailing the scope of the Monitor’s responsibilities within thirty (30) days after the Monitor is engaged.

3.For the Term of the Monitorship and for a period of two years from completion of the engagement, neither the Company nor any of its then current or former affiliates, subsidiaries, directors, officers, employees, or agents acting in their capacity as such shall (i) retain the Monitor for any other professional services outside of the services described in this Order; (ii) enter into any other professional relationship with the Monitor, including any employment, consultant, attorney-client, auditing or other professional relationship; or (iii) enter, without prior written consent of the Commission staff, into any such professional relationship with any of the Monitor’s present or former affiliates, employers, directors, officers, employees, or agents acting in their capacity as such.
Company’s Obligations

4.The Company shall cooperate fully with the Monitor and provide the Monitor with access to all non-privileged information, documents, books, records, facilities, and personnel as reasonably requested by the Monitor; such access shall be provided consistent with the Company’s and the Monitor’s obligations under applicable local laws and regulations, including but not limited to, applicable data privacy and national security laws and regulations. The Company shall use its best efforts, to the extent reasonably requested, to provide the Monitor with access to the Company’s former employees, third-party vendors, agents, and consultants. The Company does not intend to waive the protection of the attorney work-product doctrine, attorney-client privilege, or any other privilege applicable as to third parties.
5.The parties agree that no attorney-client relationship shall be formed between the Company and the Monitor. In the event that the Company seeks to withhold from the Monitor access to information, documents, books, records, facilities, current or former personnel of the Company, its third-party vendors, agents, or consultants that may be subject to a claim of

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attorney-client privilege or to the attorney work-product doctrine, or where the Company reasonably believes production would otherwise be inconsistent with the applicable law, the Company shall work cooperatively with the Monitor to resolve the matter to the satisfaction of the Monitor. If, during the Term of the Monitorship, the Monitor believes that the Company is unreasonably withholding access on the basis of a claim of attorney-client privilege, attorney work-product doctrine, or other asserted applicable law, the Monitor shall notify the Commission staff.
6.Upon entry of this Order and during the Term of the Monitorship, should the Company learn of credible evidence or allegations of corrupt payments, false books, records, or accounts, or the failure to implement adequate internal accounting controls, the Company shall promptly report such evidence or allegations to the Commission staff. Any disclosure by the Company to the Monitor concerning potential corrupt payments, false books and records, or internal accounting control issues shall not relieve the Company of any otherwise applicable obligation to truthfully disclose such matters to the Commission staff.
Monitor’s Mandate

7.The Monitor shall review and evaluate the effectiveness of the Company’s policies, procedures, practices, internal accounting controls, recordkeeping, and financial reporting (collectively, “Policies and Procedures”), with a focus on Raytheon Company operations as integrated into RTX Corporation, as they relate to the Company’s current and ongoing compliance with the anti-bribery, books and records, and internal accounting controls provisions of the FCPA and other applicable anti-corruption laws (collectively, “Anti-corruption Laws”), and make recommendations reasonably designed to improve the effectiveness of the Company’s internal accounting controls and FCPA corporate compliance program (the

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“Mandate”). This Mandate shall include an assessment of the Board of Directors’ and senior management’s commitment to, and effective implementation of, the FCPA corporate compliance program. In carrying out the Mandate, to the extent appropriate under the circumstances, the Monitor may coordinate with the Company personnel, including in-house counsel, or through designated outside counsel, compliance personnel, and internal auditors. To the extent the Monitor deems appropriate, it may rely on the Company’s processes, and on sampling and testing methodologies. The Monitor is not expected to conduct a comprehensive review of all business lines, all business activities, and all markets. Any disputes between the Company and the Monitor with respect to the Work Plan shall be decided by the Commission staff in its sole discretion.
8.During the term of the Monitorship, the Monitor shall conduct three reviews (First Review, Second Review, and Third Review), issue a report following each review (First Review Report, Second Review Report, and Third Review Report), and issue a Final Certification Report, as described below. The Monitor’s Work Plan for the First Review shall include such steps as are reasonably necessary to conduct an effective First Review. It is not intended that the Monitor will conduct its own inquiry into historical events. In developing each Work Plan and in carrying out the reviews pursuant to such plans, the Monitor is encouraged to coordinate with the Company’s personnel, including auditors and compliance personnel.
First Review and Report

9.The Monitor shall commence the First Review no later than one hundred twenty (120) calendar days from the date of the engagement of the Monitor (unless otherwise agreed by the Company, the Monitor, and the Commission staff). Promptly upon being retained, the

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Monitor shall prepare a written Work Plan, which shall be submitted to the Company and the Commission staff for comment no later than sixty (60) days after being retained.
10.In order to conduct an effective First Review and to understand fully any existing deficiencies in the Company’s internal accounting controls and FCPA corporate compliance program, the Monitor’s Work Plan shall include such steps as are reasonably necessary to understand the Company’s business and its global anti-corruption risks. The steps shall include:
(a)inspection of relevant documents, including the internal accounting controls, recordkeeping, and financial reporting policies and procedures as they relate to the Company’s compliance with the books and records, internal accounting controls, and anti-bribery provisions of the FCPA and other applicable anti-corruption laws;
(b)onsite observation of selected systems and procedures comprising the Company’s FCPA corporate compliance program, including anti- corruption compliance procedures, internal accounting controls, recordkeeping, due diligence, and internal audit procedures, including at sample sites;
(c)meetings with, and interviews of, as relevant, the Company employees, officers, directors, and, where appropriate and feasible, its third-party vendors, agents, or consultants and other persons at mutually convenient times and places; and
(d)risk-based analyses, studies, and testing of the Company’s FCPA corporate compliance program.

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11.The Monitor may take steps as reasonably necessary to develop an understanding of the facts and circumstances surrounding prior FCPA violations that gave rise to this action or violations of other applicable anti-corruption laws but shall not conduct his or her own inquiry into those historical events.
12.After receiving the First Review Work Plan, the Company and Commission staff shall provide any comments concerning the First Review Work Plan within thirty (30) days to the Monitor. Any disputes between the Company and the Monitor with respect to the First Review Work Plan shall be decided by the Commission staff in its sole discretion. Following comments by the Company and Commission staff, the Monitor will have fifteen (15) days to submit a Final First Review Work Plan.
13.The First Review shall commence no later than one hundred twenty (120) days from the date of the engagement of the Monitor (unless otherwise agreed by the Company, the Monitor, and the Commission staff). The Monitor shall issue a written report within one hundred seventy-five (175) days of commencing the First Review, setting forth the Monitor’s assessment and, if necessary, making recommendations reasonably designed to improve the effectiveness of the Company’s internal accounting controls and FCPA corporate compliance program as they relate to the Company’s compliance with the FCPA and other applicable anti-corruption laws. The Monitor should consult with the Company concerning his or her findings and recommendations on an ongoing basis and should consider the Company’s comments and input to the extent the Monitor deems appropriate. The Monitor may also choose to share a draft of his or her report with the Company and Commission staff prior to finalizing it. The Monitor shall provide the report to the Board of Directors of the Company and contemporaneously transmit a copy to Commission staff.

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14.Within one hundred fifty (150) days after receiving the Monitor’s First Review Report, the Company shall adopt and implement all recommendations in the report, provided, however, that as to any recommendation that the Company considers unduly burdensome, impractical, costly, or inconsistent with applicable law or regulation, the Company need not adopt that recommendation at that time, but may submit in writing to the Monitor and the Commission staff within sixty (60) days of receiving the report, an alternative policy, procedure, or system designed to achieve the same objective or purpose.
15.In the event the Company and the Monitor are unable to agree on an acceptable alternative proposal, the Company shall promptly consult with the Commission staff. Any disputes between the Company and the Monitor with respect to the recommendations shall be decided by the Commission staff in its sole discretion. The Commission staff shall consider the Monitor’s recommendation and the Company’s reasons for not adopting the recommendation in determining whether the Company has fully complied with its obligations. Pending such determination, the Company shall not be required to implement any contested recommendation(s).
16.With respect to any recommendation that the Monitor determines cannot reasonably be implemented within one hundred and fifty (150) days after receiving the report, the Monitor may extend the time period for implementation with prior written approval of the Commission staff.
Second Review
17.Within one hundred twenty (120) days after the issuance of the First Review Report, the Monitor shall submit a written Work Plan for the Second Review to the Company and Commission staff. The Company and Commission staff shall provide any comments

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concerning the Work Plan within thirty (30) days in writing to the Monitor. Any disputes between the Company and the Monitor with respect to the written Work Plan shall be decided by the Commission staff in its sole discretion. Following comments by the Company and Commission staff, the Monitor will have fifteen (15) days to submit a Final Second Review Work Plan.
18.The Second Review shall commence no later than one hundred eighty (180) days after the issuance of the First Review Report (unless otherwise agreed by the Company, the Monitor, and the Commission staff). The Monitor shall issue a written Second Review Report within one hundred forty-five (145) days of commencing the Second Review. The Second Review Report shall set forth the Monitor’s assessment of, and any additional recommendations regarding, the Company’s internal accounting controls and FCPA corporate compliance program as they relate to the Company’s compliance with the FCPA and other applicable anti-corruption laws; the Monitor’s assessment of the implementation by the Company of any recommendations made in the First Review Report; and the Monitor’s assessment of the commitment of the Company’s Board of Directors and senior management to compliance with anti-corruption laws.
19.Within one hundred twenty (120) days after receiving the Monitor’s Second Review Report, the Company shall adopt and implement all recommendations in the report, provided, however, that as to any recommendation that the Company considers unduly burdensome, impractical, costly, or inconsistent with applicable law or regulation, the Company need not adopt that recommendation at that time, but may submit in writing to the Monitor and the Commission staff within thirty (30) days of receiving the report, an alternative policy, procedure, or system designed to achieve the same objective or purpose.

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20.In the event the Company and the Monitor are unable to agree on an acceptable alternative proposal within thirty (30) days, the Company shall promptly consult with the Commission staff. Any disputes between the Company and the Monitor with respect to the recommendations shall be decided by the Commission staff in its sole discretion. The Commission staff shall consider the Monitor’s recommendation and the Company’s reasons for not adopting the recommendation in determining whether the Company has fully complied with its obligations. Pending such determination, the Company shall not be required to implement any contested recommendation(s).
Third Review

21.The Monitor shall commence a Third Review no later than one hundred fifty (150) days after the issuance of the Second Review Report (unless otherwise agreed by the Company, the Monitor, and the Commission staff). The monitor shall issue a written Third Review Report within one hundred forty-five (145) days of commencing the Third Review, setting forth the Monitor’s assessment and, if necessary, making recommendations in the same fashion as with the prior reviews.
22.Within one hundred twenty (120) days after receiving the Monitor’s Third Review Report, the Company shall adopt and implement all recommendations in the report, provided, however, that as to any recommendation that the Company considers unduly burdensome, impractical, costly, or inconsistent with applicable law or regulation, the Company need not adopt that recommendation at that time, but may submit in writing to the Monitor and the Commission staff within thirty (30) days of receiving the report, an alternative policy, procedure, or system designed to achieve the same objective or purpose.
23.In the event the Company and the Monitor are unable to agree on an acceptable alternative proposal within thirty (30) days, the Company shall promptly consult with the

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Commission staff. Any disputes between the Company and the Monitor with respect to the recommendations shall be decided by the Commission staff in its sole discretion. The Commission staff shall consider the Monitor’s recommendation and the Company’s reasons for not adopting the recommendation in determining whether the Company has fully complied with its obligations. Pending such determination, the Company shall not be required to implement any contested recommendation(s).
Certification

24.No later than sixty (60) days after implementation of the recommendations in the Monitor’s Third Review Report, the Monitor shall certify whether the Company’s compliance program, including its policies and procedures, is reasonably designed and implemented to prevent and detect violations of the FCPA and is functioning effectively. Such certification shall be supported by a written Final Certification Report that certifies the Company’s compliance with its obligations under the Order, and which shall set forth an assessment of the sustainability of the Company’s remediation efforts and may also recommend areas for further follow-up by the Company.
25.The monitor shall orally notify the Commission staff at least fourteen (14) days prior to the issuance of the Final Certification Report whether he or she expects to be able to certify as provided herein. In the event the Monitor is unable to certify within the three-year term of the monitor period, the following extension provisions shall be in effect.

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Extension of Monitor Period

26.If, as informed by the Monitor’s inability to certify that the Company’s compliance program, including its policies and procedures, is reasonably designed and implemented to prevent and detect violations of the FCPA and is functioning effectively, the Commission staff concludes that the Company has not successfully satisfied its obligations under the Monitorship, the Monitor Period shall be extended for a reasonable time.
27.Under such circumstances, the Monitor shall commence a Fourth Review no later than sixty (60) days after the Commission staff concludes that the Company has not successfully satisfied its compliance obligations under the Order (unless otherwise agreed by the Company, the Monitor, and the Commission staff). The Monitor shall issue a written Fourth Review Report within ninety (90) days of commencing the Fourth Review in the same fashion as set forth in Paragraph 13 with respect to the First Review and in accordance with the procedures for follow- up reports set forth in Paragraphs 17 to 21. A determination to terminate the Monitorship shall then be made in accordance with Paragraph 24.
28.If, after completing the Fourth Review the Monitor is unable to certify, the Monitorship shall be extended, and the Monitor shall commence a Fifth Review (unless otherwise agreed by the Company, the Monitor, and the Commission staff). The Monitor shall issue a written Fifth Review Report within ninety (90) days of commencing the Fifth Review in the same fashion as set forth in Paragraph 13 with respect to the First Review and in accordance with the procedures for follow-up reports set forth in Paragraphs 17 to 21. These reviews shall continue until the Monitor is able to certify, or unless as otherwise agreed by the Company and Commission staff.

Discovery of Potential or Actual Misconduct

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29.Throughout the Term of the Monitorship, the Monitor shall disclose to the Commission staff any credible evidence that corrupt or otherwise suspicious transactions occurred, or payments or things of value were offered, promised, made, or authorized by any entity or person within the Company, or any entity or person working directly or indirectly for or on behalf of the Company, or that related false books and records may have been maintained by or on behalf of the Company or that relevant internal accounting controls were circumvented or were not reasonably designed or implemented. The Monitor shall contemporaneously notify the Company’s General Counsel, Chief Compliance Officer, or Audit Committee for further action unless at the Monitor’s discretion he or she believes disclosure to the Company would be inappropriate under the circumstances. The Monitor shall address in his or her reports the appropriateness of the Company’s response to all improper activities, whether previously disclosed to the Commission staff or not.
Certification of Completion

30.No later than sixty (60) days from date of the completion of the undertakings with respect to the Monitorship, the Company shall certify, in writing, compliance with the undertakings set forth above. The certification shall identify the undertakings, provide written evidence of compliance in the form of a narrative, and be supported by exhibits sufficient to demonstrate compliance. The Commission staff may make reasonable requests for further evidence of compliance, and the Company agrees to provide such evidence.
Extensions of Time
31.Upon request by the Monitor or the Company, the Commission staff may extend any procedural time period set forth above for good cause shown.

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Confidentiality of Reports

32.The reports submitted by the Monitor and the periodic reviews and reports submitted by the Company will likely include confidential financial, proprietary, competitive business, or commercial information. Public disclosure of the reports could discourage cooperation, impede pending or potential government investigations, or undermine the objective of the reporting requirement. For these reasons, among others, the reports and the contents thereof are intended to remain and shall remain non-public, except (i) pursuant to court order, (ii) as agreed to by the parties in writing, (iii) to the extent that the Commission determines in its sole discretion that disclosure would be in furtherance of the Commission’s discharge of its duties and responsibilities, or (iv) as is otherwise required by law.
Address for All Written Communications and Reports

33.All reports or other written communications by the Monitor or the Company directed to the Commission staff shall be transmitted to Tracy L. Price, Deputy Chief, FCPA Unit, Division of Enforcement, U.S. Securities and Exchange Commission, 100 F Street NE, Washington D.C. 20549-5631B.

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